News Release

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OPEN LETTER TO DOUGLAS LAKE MINERALS SHAREHOLDERS FROM REYNO SCHEEPERS - NEWLY APPOINTED CEO AND PRESIDENT

Vancouver, British Columbia, November 29, 2011 -- Douglas Lake Minerals Inc. (the "Company" or "Douglas Lake") (OTCBB: DLKM) is pleased to announce provide the following letter from our newly appointed CEO and President, Dr. Reyno Scheepers.

Dear Douglas Lake Minerals investor community.

As your newly appointed CEO and company President I would like to take this opportunity to introduce myself and share some of my insights and excitement with regards to a company that, I believe, owns one of the most exciting properties I have ever had the privilege of working on anywhere in the world.

The Handeni Area

For any geologist there is a dream of becoming a part of something significant. For me to be so deeply immersed in what could, one day, prove to be something truly definitive in the area of gold production is both a personal and professional pleasure. To be able to apply years of geological knowledge (especially that gained exploring the eastern Tanzanian metamorphic rocks hosting gemstone deposits and gold mineralization) and merge it with my experience in gold mining and exploration is also deeply gratifying. Handeni is a complex area richly textured in geological structure and at the same time littered with artisanal workings and small scale gold mines. We know that this gold comes from close-by, and I believe that Douglas Lake Minerals is uniquely positioned, both strategically and politically to be able to capitalise handsomely on our 800 square kilometres of licences in Handeni.

Magambazi

This is the one that started it all. The majestic Magambazi Hill towers above our drills as we explore and define the potential eastern extension of the known gold-rich area being explored so professionally and systematically by our neighbours, Canaco Resources. Our initial drill results confirmed that there is gold mineralization east of Magambazi into the land we own to the east of Canaco. Now it is a matter of understanding the extent and the dimensions of this mineralization.

It is to me, as I am sure it is to all of you, immensely frustrating to await the next round of assay results that seem to trickle so erratically from the independent laboratories. It cannot possibly be much longer before we are able to have complete drill holes and verified results, and it will be a relief to share these with you.

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The drill core that we have extracted in the Magambazi East target shows clearly that the rock formations and geological features required to transport as well as deposit gold are present. It is indeed a great tribute to all our geologists who so carefully plan and discuss where each hole should be drilled, that such a large percentage of our holes intersect the potential ore zone that is found below the surface.

Kwandege

Kwandege is an anomaly as exciting, if not more, as our Magambazi East target. With visible gold in some of the core and again, constant intersections at depth with the rock-types required to host gold I yet again await the assay results. Already we have engaged 2 separate accredited laboratories to spread the work-load and have also purchased a mobile sample preparation unit that will be commissioned late December or early January 2012 to ensure that we can send NI 43-101 compliant samples to any laboratory in the world for final analyses.

Mobile Laboratory for sample preparation.

This mobile unit will be supervised and managed by an independent, accredited laboratory. As I have a long standing interest in laboratory work, as well as an intimate understanding of the processes used, it is with much pleasure that I anticipate being able to watch our samples being properly processed right on our doorstep -as it were. It is one of my missions as your CEO to ensure that, come February 2012, there will no longer be such unacceptably long waiting times between assay results.

Drilling

The (now 3) professional drilling teams from Layne who are ministering to our drilling needs on both Kwandege and Magambazi have managed to overcome excessively heavy rains as well as some difficult drilling ground - often due to shearing. Shearing may be something the drillers hate but we don't mind the slight delays - as shear zones are one of the 'paths' along which gold is transported!

We have added a third drilling machine which commenced drilling on 18 November 2011. The dual purpose (core and reverse circulation) drill rig has been commissioned on the Magambazi East target in order to complete the 5,000 meter drilling program on this target in due time. Following completion of the drilling on Magambazi East the drill rig will be deployed at the Kwandege target to also complete the drilling program of 5,000 meter of core drilling as planned.

Our projected date for completion of the 10,000 meters originally planned is still pre-Christmas 2011, another fact I must admit I am very pleased to be able to share with our Douglas Lake Minerals investor community.

I want to also share with you a diagram that I would wish for all shareholders watching the drill program to familiarise themselves with. It is critical to understand the drill program and read the drill results that we receive in the near future with this diagram in mind. Even results that appear disappointing when compared to our neighbour's will be of great value to our company as we continue to create and define a target. Always remember that Magambazi is an outcropping mountain: - our geologists are drilling to define a target that is covered by, on average 14m of soil.

The second phase of drilling as defined in Fig. 1 started recently and again I can only confirm that the drill core contains the right rocks for us to find gold. Hopefully the backlog with regards to assay results will be resolved shortly and we will be able to provide you with the necessary details.

DOUGLAS LAKE MINERALS

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Interpreting the Drill data:

It is important to note that the first drill intersections are aimed at ~90° to potential ore bearing zone in order to determine the direction of this zone below the surface. Results are thus true thickness.

2km

Phase 1 : These photos represent Drilling at surface as well as at 90° to suspected direction of the potential ore bearing zone - **there is much less intersection with the zone**, but the direction that the zone follows below surface is accurately deduced.

Phase 2: This photo represents drilling directly down the potential ore bearing zone for greatest intersection with this zone. This can only be done once its angle under the ground is known.

Fig. 1 - How to interpret the Douglas Lake Minerals drill data.

We are currently considering various possibilities for utilizing the 3rd drilling machine's reverse circulating capabilities to economically evaluate further selected targets for future core drilling programs following the 10,000 meters of drilling on Magambazi and Kwandege.

FUGRO

Raw data from our Electromagnetic and Radiometric survey has already given us more insight into all 800 square kilometres of Douglas Lake Minerals properties. The team from FUGRO have promised us the detailed report on their findings by 15th of December 2011. This is another report that I am waiting for with great anticipation. The data will not only help us refine our searches but also define our existing Kwandege and Magambazi targets more completely. The FUGRO data will also assist us in planning our long term strategies with regards to the -at least- 15 other geophysical targets (in addition to Magambazi and Kwandege) dotted about the property. One in particular is of great interest to us as the geophysical anomaly is almost identical to that of Magambazi. It has in fact humorously been dubbed "Dolly" after the cloned sheep, by Mrs. Scheepers, who is also a geologist and has been working as such for more than 14 years.

CORPORATE UPDATE

I plan to streamline our management structures and conduct exploration economically adding value to each of our targets effectively and prioritizing them in the shortest possible time. Once prioritised, we will concentrate on those that will develop into sought after, "stand on their own" projects. Our shareholders realize that they have bought into one of the most politically stable countries in Africa.

Our shareholders' interests are of great importance to me and I will personally answer any emails sent to: rscheepers@douglaslakeminerals.com or admin@searchmin.com.

For those of you who are on Facebook there is further opportunity to interact with Douglas Lake Minerals and to ask questions or share ideas.

I will be holding an online radio interview which allows for live participation via Skype and Facebook in mid-December. If you have questions that you wish to have addressed at that time please email me, or any of the email addresses. Online radio can be accessed either via the internet or using any smartphone. This interview will be saved as a podcast and made available to all via the company website.

I am of the firm belief that the potential contained in the property that Douglas Lake Minerals owns in the Handeni District is immense. This 800 square kilometre property can sustain us for many, many years to come. The possibilities are endless and the future is bright. I look forward to sharing this future with our Douglas Lake Minerals Community.

Dr. Reyno Scheepers

President and CEO Douglas Lake Minerals

For further information please contact:

Douglas Lake Minerals Inc.
Sam Sangha, Investor Relations
(604) 642-6165

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.